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                                                                   EXHIBIT 10.59


                             SECURED PROMISSORY NOTE

$112,601.79                                                  SEATTLE, WASHINGTON
                                                               DECEMBER 31, 2001


     FOR VALUE RECEIVED, KENNETH GRABSTEIN, PH.D. AND TERESA A. GRABSTEIN (collectively "BORROWER"), hereby jointly and unconditionally promise to pay to the order of CORIXA CORPORATION, a Delaware corporation (the "COMPANY"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Twelve Thousand Six Hundred One Dollars and Seventy Nine Cents ($112,601.79) (the "LOAN") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

     This Secured Promissory Note (the "Note") is the Note referred to in and is executed and delivered in connection with that certain Deed of Trust with Assignment of Rents and Fixture Filing dated as of even date herewith relating to certain therein described property (the "PROPERTY") and executed and delivered by Borrower in favor of Company (as the same may from time to time be amended, modified or supplemented or restated, the "DEED OF TRUST"). Additional rights of the Company are set forth in the Deed of Trust. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Deed of Trust.

     1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable on the Repayment Date, which for purposes of this Note, shall be that date which shall be the earliest to occur of the following dates: (a) December 31, 2004; (b) the date of termination of Kenneth Grabstein's employment with the Company for any reason whatsoever, whether voluntary or involuntary, including without limitation, Resignation for Good Reason or if the Company terminates Borrower with or without Cause (as such terms are defined in the Employment Agreement dated as of April 23, 2001 between Kenneth Grabstein and the Company); or (c) any sale, transfer, hypothecation of all or any part of the Property. The earliest of such dates is hereinafter referred to as the "REPAYMENT DATE." Borrower represents and warrants that the fair market value of the property described in the Deed of Trust exceeds the aggregate amount of all indebtedness secured by liens upon such property.

     2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable on a monthly basis at the rate of Five and Three Quarters percent (5.75%) per annum (which is approximately 0.479167% per month) or the maximum rate permissible by law (which under the laws of the State of Washington shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable in arrears not later than the first day of each calendar month for the preceding month (or portion thereof with respect to the first partial month) and shall be calculated for the actual number of days elapsed on the basis of a 360 day year, consisting of twelve 30 day months.

                                       1.

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     Any principal repayment or interest payment on the Loan hereunder not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at ten percent (10%) per annum.

     3. PLACE/MANNER OF PAYMENT. All amounts payable hereunder shall be payable at the corporate headquarters of the Company unless another place of payment shall be specified in writing by Company.

     4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, if any, and thereafter to the outstanding principal balance hereof.

     5. SECURED NOTE. The full amount of this Note is secured by the collateral identified and described as security therefor in the Deed of Trust. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the collateral against and take such other action as is necessary to remove, any lien on or in the collateral, or in any portion thereof.

     6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

          (a) Borrower fails to timely pay any of the principal amount due under this Note within five (5) business days after the date the same becomes due and payable or any accrued interest or other amounts due under this Note within five
(5) business days after the date the same becomes due and payable;

          (b) Borrower files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

          (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower; or

          (d) Borrower defaults on an obligation contained in the Deed of Trust.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Company, and, in the case of an Event of Default pursuant to SECTION 6(b) or 6(c) above, automatically, be immediately due, payable and collectible by Company pursuant to applicable law. Company shall have all rights and may exercise any remedies available to it under law, successively or concurrently. Borrower expressly acknowledges and agrees that Company shall have the right to offset any obligations of Borrower hereunder against salaries, bonuses, severance, accrued vacation upon employment termination, or other amounts that may be payable to Kenneth Grabstein by Company.

     7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

                                       2.

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     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     8. ATTORNEY'S FEES. In the event of any litigation concerning this Note, the Prevailing Party shall be entitled to a reasonable sum of attorneys' fees, costs, and litigation expenses, whether or not such action is prosecuted to judgement. "Prevailing Party" shall mean, without limitation, a party who agrees to dismiss an action upon payment by the other party of sums allegedly due or performance of covenants allegedly breached, or who obtains substantially the relief sought by that party. In the event that the Company is the Prevailing Party, the Company shall also be entitled to reasonable costs associated with the collection of the Note.

     9. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Washington.

     10. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of, and be binding on, any successor to Borrower and shall extend to any holder hereof. Borrower shall not, without the prior written consent of holder, assign any of its rights or obligations hereunder.

     IN WITNESS WHEREOF, Borrower has executed this Secured Promissory Note as of the date and year first above written.


BORROWERS:

                                        ----------------------------------------
                                        KENNETH GRABSTEIN, PH.D.



                                        ----------------------------------------
                                        TERESA A. GRABSTEIN

                                       3.